                                                                    EXHIBIT 11.1



                                  LYCOS, INC.

               COMPUTATION OF SHARES USED IN COMPUTING BASIC AND
                    DILUTED NET INCOME (LOSS) PER SHARE (2)
                                  (UNAUDITED)


                                                                        THREE MONTHS            THREE MONTHS
                                                                           ENDED                    ENDED
                                                                      OCTOBER 31, 1998        OCTOBER 31, 1997
                                                                      ----------------        ----------------
                                                                         (Restated)

  Common stock, beginning of period................................         35,991,452              27,593,240
  Weighted average common shares
    issued during the period, net..................................          5,918,498                 592,620
  Common stock options and warrants
      using the modified treasury method...........................                                  1,178,092
                                                                          ------------            ------------
                                                                            41,909,950              29,363,952
                                                                          ============            ============
Net income (loss)..................................................       $ (3,595,933)           $    107,480
                                                                          ============            ============
Basic and diluted net income (loss) per share (1)..................       $      (0.09)           $       0.00
                                                                          ============            ============

(1) Diluted net income (loss) per share was not materially different from basic net loss per share.

(2) Reflects the effect of a two-for-one common stock split payable to shareholders of record on August 14, 1998. All share and per share amounts presented in the condensed consolidated financial statements have been restated to reflect the stock split.